CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 8, 2001 with respect to Dreyfus Premier Micro-Cap Growth Fund and our reports dated June 4, 2002 with respect to Dreyfus Premier NexTech Fund and Dreyfus Health Care Fund, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

                                ERNST & YOUNG LLP

New York, New York
July 24, 2002